EXHIBIT 10.2

PROMISSORY NOTE

Borrower:	Earth Search Sciences, Inc. of #6 - 306 Stoner Loop Rd, Lakeside, MT, 59922, the "Borrower".
Lender:	Ken Danchuk of #312 – 2532 Shoreline Dr., Winfield, B.C., V4V2H8, Canada

Principal Amount: [$625,000 - Six Hundred and Twenty-Five Thousand Dollars]

1.	FOR VALUE RECEIVED, The Borrower promises to pay to Lender at such addresses as may be provided in writing to the Borrower, the principal sum of [amount] (the “Principal Amount”).

2.
This Note will be repaid in five (5) consecutive semi-annual installments of one fifth of the Principal Amount commencing on the first business day in February 2009 and continuing on the first business day of each sixth month thereafter until the entire Principal Amount has been paid.

3.
At the election of ESSI, each installment can be converted to shares of the Common Stock, $.001 par value per share, of the Borrower (the “ESSI Common Stock”), at a 40% discount to the volume weighted average trading price of ESSI Common Stock on the OTC BB market for the five (5) trading days prior to the date that payment of such installment is actually made.  Such conversion right may be exercised at any time prior to payment of any installment by delivering written notice of exercise to Lender.

4.
Notwithstanding anything to the contrary in this Note, if the Borrower defaults in the performance of any obligation under this Note, Lender may declare the principal amount owing due under this Note at that time to be immediately due and payable.

5.	This Note will be construed in accordance with and governed by the laws of the State of Montana.

6.
All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Lender in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

7.
This Note will endure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

8.
This Note is given as partial payment of the Aggregate Purchase Price under that certain Purchase and Sale of Business Agreement dated of even date herewith between Borrower and Lender (the “SPA”).  The Borrower hereby grants to Lender a security interest in any and all securities of General Synfuels International, Inc. transferred by Lender to Borrower in accordance with the SPA.

Initialed

IN WITNESS WHEREOF the parties have duly affixed their signatures:

SIGNED, SEALED AND DELIVERED
this 15th day of August, 2008 in the presence of:

Earth Search Sciences, Inc.
/S/ LUIS F. LUGO
Per: Luis F. Lugo CEO